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                                                                      Exhibit 23


                        INDEPENDENT AUDITORS' CONSENT
          to incorporation by Reference in Registration Statements
                             on Form S-3 and S-8


We consent to the incorporation by reference in Registration Statement No. 333-39443 on Form S-8 and Registration No. 333-44445 on Form S-3 of Big
Flower Holdings, Inc. of our reports dated June 7, 1999, June 7, 1999, and June 18, 1999 included as an Exhibit to this Form 10-K/A with regard to the financial statements of Webcraft, Inc. Employees Accumulated Saving Trust, Webcraft Employee Savings Trust and Big Flower Holdings, Inc. and Subsidiaries Savings Plus 401(k) Plan, respectively, for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

New York, New York
June 29, 1999